Exhibit 11.1

                            COLORSPOT NURSERIES, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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

                                                              THREE MONTHS ENDED              NINE MONTHS ENDED
                                                            MARCH 26,      MARCH 27,       MARCH 26,       MARCH 27,
                                                              1998           1997            1998            1997
                                                            -------         -------         -------         -------
BASIC EARNINGS (LOSS) PER SHARE
ACTUAL
Weighted average number of
    common shares outstanding                                 6,937           5,053           6,852           6,205
Dilutive common equivalent shares from stock options
    and warrants using the treasury stock method                 --              --              --              --
                                                            -------         -------         -------         -------
Shares used in per share calculation                          6,937           5,053           6,852           6,205
                                                            =======         =======         =======         =======

Income (loss) before extraordinary loss                      (5,069)          1,147         (11,367)           (413)
Extraordinary loss                                               --            (215)         (2,594)           (215)
                                                            -------         -------         -------         -------
Net income (loss)                                            (5,069)            932         (13,961)           (628)
                                                            -------         -------         -------         -------

Preferred stock dividends                                     1,319              --           1,319              --
                                                            -------         -------         -------         -------
Net income (loss) applicable to common stock                 (6,388)            932         (15,280)           (628)
Preferred stock accretion                                      (205)             --            (205)             --
                                                            -------         -------         -------         -------
Numerator for EPS calculation                                (6,593)            932         (15,485)           (628)
                                                            =======         =======         =======         =======

Earnings (loss) per share before extraordinary loss         ($ 0.95)        $  0.22         ($ 1.88)        ($ 0.07)
Extraordinary loss per share                                     --           (0.04)          (0.38)          (0.03)
                                                            -------         -------         -------         -------
Net earnings (loss) per share                               ($ 0.95)        $  0.18         ($ 2.26)        ($ 0.10)
                                                            =======         =======         =======         =======

PROFORMA
Weighted average number of
    common shares outstanding                                 6,937           6,260           6,857           7,987
Dilutive common equivalent shares from stock options
    and warrants using the treasury stock method                 --              --              --              --
                                                            -------         -------         -------         -------
Shares used in per share calculation                          6,937           6,260           6,857           7,987

Income (loss) before extraordinary loss
    less dividends and accretion                             (6,593)          1,125         (13,599)         (3,053)
                                                            =======         =======         =======         =======

Income (loss) per share before extraordinary loss           ($ 0.95)        $  0.18         ($ 1.98)        ($ 0.38)
                                                            =======         =======         =======         =======

DILUTED EARNINGS (LOSS) PER SHARE *
ACTUAL
Weighted average number of
    common shares outstanding                                                 5,053
Dilutive common equivalent shares from stock options
    and warrants using the treasury stock method *                              390
                                                                            =======
Shares used in per share calculation                                          5,443
                                                                            =======

Income (loss) before extraordinary loss                                       1,147
Extraordinary loss                                                             (215)
                                                                            =======
Net income (loss)                                                               932
                                                                            =======

Earnings (loss) per share before extraordinary loss                         $  0.21
Extraordinary loss per share                                                  (0.04)
                                                                            -------
Net earnings (loss) per share                                               $  0.17
                                                                            =======

PROFORMA
Weighted average number of
    common shares outstanding                                                 6,260
Dilutive common equivalent shares from stock options
    and warrants using the treasury stock method *                              390
                                                                            -------
Shares used in per share calculation                                          6,650

Income (loss) before extraordinary loss                                       1,125
                                                                            =======

Income (loss) per share before extraordinary loss                           $  0.17
                                                                            =======
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*  Diluted earnings per share equals basic earnings per share in all periods other than the three months ended March 27, 1997 as the effect of common equivalent shares is antidilutive.